UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 25, 2004

IPEC HOLDINGS INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	0-30721	87-0621339
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Northgate Industrial Park, 185 Northgate Circle New Castle, Pennsylvania	16105
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (800) 377-4732 NA (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On October 25, 2004, IPEC Holdings Inc. (“IPEC”) entered into an Agreement for Financial Investor Relations with Murdock Capital Partners Corp. (“MCP”) under which MCP has agreed to act as a financial and investor relations advisor to IPEC for a period of twelve months. The agreement may be renewed by either IPEC or MCP for an additional twelve months if written confirmation to elect such renewal is given by such party and is received by the other party at least 30 days before the expiration of the initial term. The agreement may be terminated at any time by either MCP or IPEC upon 30 days written notice.

A copy of the agreement with MCP is attached to this report on Form 8-K as Exhibit 10.1. This summary is qualified in its entirety by reference to this Exhibit.

Under the agreement, MCP is to provide to IPEC various financial and investor relations services such as assisting with press releases and other media communications and communications with stockholders; acting as a liaison with retail stockholders, interested brokers, institutional investors and research analysts; and assisting IPEC with obtaining the listing of its common stock on the American Stock Exchange (“AMEX”). IPEC’s common stock is currently traded on the OTC Bulletin Board. There can be no assurance that IPEC will obtain AMEX listing of its common stock, or, if it does, that it will be able to maintain such listing. IPEC has made no application to list its common stock on AMEX.

Upon execution of the agreement, IPEC issued to MCP fully vested warrants to purchase 100,000 shares of IPEC common stock for the exercise price of $2.75 per share (the “Warrants”). Except as discussed below, the Warrants will be exercisable until October 25, 2009. MCP may not assign the Warrants.

IPEC has an option to repurchase any or all of the unexercised Warrants at $0.01 per underlying share if it gives MCP 15 days notice of its intention to do so, and, during the ensuing 15-day period MCP does not exercise the Warrants. Any unexercised Warrants will be considered surrendered by MCP upon delivery of the repurchase amount to MCP.

Item 3.02               Unregistered Sales of Securities

As discussed in Item 1.01, in connection with its entry into an Agreement for Financial and Investor Relations with Murdock Capital Partners Corp. (“MCP”), IPEC Holdings, Inc. (“IPEC”) issued to MCP fully vested warrants to purchase 100,000 shares of IPEC common stock for the exercise price of $2.75 per share (the “Warrants”). Except as discussed below, the Warrants will be exercisable until October 25, 2009. MCP may not assign the Warrants. Issuance of the Warrants constitutes a portion of the compensation to MCP under the agreement.

IPEC has an option to repurchase any or all of the unexercised Warrants at $0.01 per underlying share if it gives MCP 15 days notice of its intention to do so, and, during the ensuing 15-day period MCP does not exercise the Warrants. Any unexercised Warrants will be considered surrendered by MCP upon delivery of the repurchase amount to MCP.

A copy of the agreement with MCP is attached to this report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. This summary is qualified in its entirety by reference to this Exhibit.

As no public offering was involved, the issuance of the Warrants was exempt from the registration provisions of the Securities Act of 1933, as amended, under Section 4(2) thereof and Regulation D thereunder. MCP represented in the agreement, among other things, that it was acquiring the Warrants, and would acquire any shares of IPEC common stock upon any exercise of the Warrants, for its own account and that it is an “accredited investor,” as such term is defined in Section 501(a) of Regulation D. Any certificate representing the Warrants or underlying shares of common stock will bear an appropriate restrictive legend.

Item 9.01               Financial Statements and Exhibits

(c)     Exhibits

Exhibit No.	Description of Exhibit

10.01	Agreement for Financial Investor Relations for IPEC Holdings Inc., dated October 25, 2004, by and between IPEC Holdings Inc. and Murdock Capital Partners Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPEC HOLDINGS INC.
Date: October 28, 2004	By:	/s/ SHAWN C. FABRY
		Name:	Shawn C. Fabry
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
10.01	Agreement for Financial Investor Relations for IPEC Holdings, Inc., dated October 25, 2004, by and between IPEC Holdings, Inc. and Murdock Capital Partners Corp.